Exhibit 10.1

Kura Oncology, Inc.

Second Amendment to

Amended and Restated Executive Employment Agreement

This Second Amendment to Amended and Restated Executive Employment Agreement (this “Amendment”), amending that certain Amended and Restated Executive Employment Agreement effective as of January 29, 2016, as amended by that certain Amendment to Amended and Restated Executive Employment Agreement effective as of February 19, 2021 (collectively, the “Employment Agreement”) by and between Kura Oncology, Inc. (the “Company”) and Troy

E. Wilson, Ph.D., J.D. (the “Executive”), is entered into effective as of April 11, 2024.

RECITALS

Whereas, the Company and the Executive have previously entered into the Employment Agreement; and

Whereas, the Company and the Executive desire to amend the Employment Agreement as set forth herein.

AGREEMENT

Now, Therefore, in consideration of the foregoing and the promises and covenants contained herein and in the Employment Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.
Section 6.2(b)(i) of the Employment Agreement. The reference to “15 months” contained in Section 6.2(b)(i) of the Employment Agreement is hereby amended and restated such that it shall be “18 months.”
2.
Section 6.2(b)(ii) of the Employment Agreement. The reference to “the Executive’s full target bonus amount” contained in Section 6.2(b)(ii) of the Employment Agreement is hereby amended and restated such that it shall be “150% of the Executive’s target bonus amount.”
3.
Section 6.2(b)(iii) of the Employment Agreement. The reference to “15 months” contained in Section 6.2(b)(iii) of the Employment Agreement is hereby amended and restated such that it shall be “18 months.”
4.
Effect of Amendment. Except as expressly modified by this Amendment, the Employment Agreement shall remain unmodified and in full force and effect.
5.
Governing Law. This Amendment shall be governed by the laws of the State of California, without regard to any conflicts of law principals thereof that would call for the application of the laws of any other jurisdiction.

6.
Counterparts. This Amendment may be executed via facsimile or electronic (i.e., PDF) transmission and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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In Witness Whereof, the parties have executed this Second Amendment to Amended and Restated Executive Employment Agreement as of the date first written above.

COMPANY: Kura Oncology, Inc.

By:	/s/ Kathy Ford
Name:	Kathy Ford
Title:	COO

EXECUTIVE:

/s/ Troy Wilson, Ph.D., J.D.
Troy Wilson, Ph.D., J.D.